Exhibit 99.1

NEWS RELEASE

NEW YORK, June 2, 2015

Voya Financial Increases 2018 Ongoing Business Adjusted Operating Return on Equity Target to 13.5% to 14.5%, up from Prior Range of 13% to 14%

•	Board of Directors Authorizes an Additional $750 Million in Share Repurchases

•	Management to Discuss Strategy, 2018 Financial Targets at Investor Day

Voya Financial, Inc. (NYSE: VOYA), announced today that the company has increased its 2018 Ongoing Business1 Adjusted Operating Return on Equity (Adjusted ROE) target to 13.5% to 14.5%, up from the previously announced range of 13% to 14%. Senior management will discuss further details about Voya’s strategy and plans at the company’s 2015 investor day meeting beginning at 1 p.m. ET today.

“Leading up to and following our initial public offering in May 2013, we successfully executed a plan to drive improved returns at Voya – generating significant value for all of our stakeholders,” said Rodney O. Martin, Jr., chairman and CEO of Voya Financial, Inc. “We achieved our original, 2016 Adjusted ROE target of 12 to 13% by year-end 2014 – two full years ahead of schedule. We have strengthened our financial profile, expanded margins, returned $1.5 billion in capital to our shareholders, and improved profitability in our ongoing business.

“In further developing our plans to generate greater value for our customers and our shareholders, we now believe we can achieve higher returns. As such, we are raising our 2018 Adjusted ROE target to 13.5% to 14.5%,” added Martin.

Supporting Voya’s growth efforts will be $350 million in strategic investments, which the company announced in February 2015. The investments, which will be made through 2018, are intended to drive Adjusted ROE improvement, reduce operating costs, simplify the company’s operating model, increase speed to market, and improve the customer experience.

“Our investments over the next four years will help us achieve our aspiration to be one of the fastest and most agile companies in the industry,” said Martin. “This will enable us to respond even more quickly to market trends and, ultimately, enable us to execute better for our customers and shareholders.”

[1]	Voya Financial’s Ongoing Business includes the company’s Retirement, Annuities, Investment Management, Individual Life, and Employee Benefits segments.

New Share Repurchase Authorization

Voya Financial also announced today that the board of directors has increased the amount of common stock authorized for repurchase under the company’s share repurchase program by an additional $750 million.

In April and May 2015, the company utilized $72 million under its previous share repurchase authorization to repurchase approximately 1.6 million of its shares. The aggregate amount currently available under the company’s share repurchase authorization is now approximately $808 million2.

New Ongoing Business Adjusted Operating Return on Capital Target

In connection with its increased 2018 Adjusted ROE target, Voya Financial has also increased its 2018 Ongoing Business Adjusted Operating Return on Capital (Adjusted ROC) target to 11.5% to 12.5%, up from the previously announced range of 11% to 12%. The company also has announced today adjusted operating return on capital targets for each of its Ongoing Business segments. (Voya Financial focuses on return on capital for its Ongoing Business segments because the company does not allocate debt to its business units):

2018 Adjusted ROC Target
Retirement & Investment Solutions
Retirement	11.0 – 12.0%
Annuities	9.5 – 10.5%
Investment Management[3]	33.0 – 35.0%

Insurance Solutions
Individual Life	7.5 – 8.5%
Employee Benefits	23.0 – 25.0%

“Our continuing focus on the execution of our plans has enabled us to achieve a tremendous amount in a short period of time, and we plan to bring that same level of commitment to our new plans. We are excited about the opportunity to further help Americans get ready to retire better by planning, investing, and protecting their retirements,” added Martin.

Investor Day Webcast and Slide Presentation

Voya Financial will host an audio webcast of its 2015 Investor Day beginning at approximately 1 p.m. (ET) today. The webcast and slide presentation can be accessed via the company’s investor relations website at: http://investors.voya.com. A replay of the webcast will be available starting at approximately 10 a.m. (ET) on Wednesday, June 3, 2015 at: http://investors.voya.com.

About Voya Financial®

Voya Financial, Inc. (NYSE: VOYA), is composed of premier retirement, investment and insurance companies serving the financial needs of approximately 13 million individual and institutional customers in the United States. The company’s vision is to be America’s Retirement CompanyTM and its guiding principle is centered on solving the most daunting financial challenge facing Americans today — retirement readiness. Working directly with clients and through a broad group of financial intermediaries, independent producers, affiliated

[2]	Under its share repurchase program, the company may, from time to time, purchase shares of its common stock through various means, including open market transactions, privately negotiated transactions, forward, derivative, accelerated repurchase, or automatic repurchase transactions, or tender offers. The additional $750 million share repurchase authorization expires no later than June 30, 2016 (unless extended), and does not obligate the company to purchase any shares. The authorization for the share repurchase program may be terminated, increased or decreased by the board of directors at any time.
[3]	Investment Management results are measured by operating margin rather than return on capital given the low capital intensity of the business.

advisors and dedicated sales specialists, Voya provides a comprehensive portfolio of asset accumulation, asset protection and asset distribution products and services. With a dedicated workforce of approximately 6,500 employees, Voya is grounded in a clear mission to make a secure financial future possible — one person, one family, one institution at a time. For more information, visit voya.com or view the company’s 2014 annual report. Follow Voya Financial on Facebook and Twitter @Voya.

Media Contact:	Investor Contact:

Christopher Breslin 212-309-8941 Christopher.Breslin@voya.com	Darin Arita 212-309-8999 IR@voya.com

Forward-Looking and Other Cautionary Statements

This press release contains forward-looking statements. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projected”, “target” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, our 2018 Adjusted ROE and Adjusted ROC targets, and all other statements about our financial targets and expectations, constitute forward looking statements. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels, (v) persistency and lapse levels, (vi) interest rates, (vii) currency exchange rates, (viii) general competitive factors, (ix) changes in laws and regulations, including those relating to the use of and possible application of NAIC accreditation standards to captive reinsurance entities and those made pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or the U.S. Department of Labor’s proposed rules and exemptions pertaining to the fiduciary status of providers of investment advice, and (x) changes in the policies of governments and/or regulatory authorities. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 27, 2015, and our Quarterly Report for the three-month period ended March 31, 2015, filed with the SEC on May 8, 2015.

Adjusted ROE and Adjusted ROC are non-GAAP financial measures. Information regarding these non-GAAP financial measures, including the manner in which they are calculated and, for historical periods, reconciliations to the most directly comparable GAAP financial measures, is provided in the company’s press release issued on May 6, 2015 and its Quarterly Investor Supplement for the three months ended March 31, 2015, each of which are available at the Investor Relations section of Voya Financial’s website at investors.voya.com.

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